Calculation of Filing Fee Tables
S-8
Quince Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share, Quince Therapeutics, Inc. 2019 Equity Incentive Plan	Other	214,635	$ 1.185	$ 254,342.48	0.0001381	$ 35.12
2	Equity	Common Stock, par value $0.001 per share, Quince Therapeutics, Inc. 2019 Employee Stock Purchase Plan	Other	53,658	$ 1.01	$ 54,194.58	0.0001381	$ 7.49
Total Offering Amounts:						$ 308,537.06		$ 42.61
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 42.61
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share ("Common Stock") of Quince Therapeutics, Inc. (the "Registrant") that become issuable under the 2019 Equity Incentive Plan (the "2019 EIP") or 2019 Employee Stock Purchase Plan (the "2019 ESPP") set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's Common Stock, as applicable. (2) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on April 15, 2026. (4) Represents 214,635 additional shares of the Registrant's Common Stock that were automatically added to the shares authorized for issuance under the Registrant's 2019 EIP on January 1, 2026, pursuant to an annual "evergreen" increase provision contained in the 2019 EIP.

[2]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share ("Common Stock") of Quince Therapeutics, Inc. (the "Registrant") that become issuable under the 2019 Equity Incentive Plan (the "2019 EIP") or 2019 Employee Stock Purchase Plan (the "2019 ESPP") set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's Common Stock, as applicable. (3) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on April 15, 2026, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2019 ESPP. Under the 2019 ESPP, the purchase price of a share of Common Stock is equal to 85% of the fair market value of the Registrant's Common Stock on the offering date or the purchase date, whichever is less. (5) Represents 53,658 additional shares of the Registrant's Common Stock that were automatically added to the shares authorized for issuance under the Registrant's 2019 ESPP on January 1, 2026, pursuant to an annual "evergreen" increase provision contained in the 2019 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources